UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2008 (November 17, 2008)
TRANSMETA CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission	(IRS Employer
File Number)	Identification No.)

2540 Mission College Boulevard, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)
(408) 919-3000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 3.03 Material Modification to Rights of Security Holders
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-2.1
EX-4.1
EX-99.1
EX-99.2
EX-99.3
EX-99.4

Item 1.01 Entry Into a Material Definitive Agreement.
     On November 17, 2008, Transmeta Corporation, a Delaware corporation (“Transmeta”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Novafora, Inc., a Delaware corporation (“Novafora”), and Transformer Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of Novafora (“Merger Sub”), under which Transmeta will be merged with and into Merger Sub, which will be the surviving entity, all subject to the terms and conditions set forth in the Merger Agreement (the “Merger”).
     Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, (i) each issued and outstanding share of Transmeta common stock will be converted into the right to receive an amount in cash equal to the quotient (the “Per Share Merger Consideration”) obtained by dividing (1) the Common Stock Merger Consideration (determined in the manner provided below) by (2) the number of shares of Transmeta common stock outstanding as of the effective time of the Merger, assuming the exercise of all Vested In-the-Money Options (as defined below) and (ii) each issued and outstanding share of Transmeta Series B Preferred Stock will be converted into the right to receive $7.50 (the “Per Preferred Share Merger Consideration”). In addition, at the effective time of the Merger, (i) each outstanding option to purchase shares of Transmeta common stock with a per share exercise price less than the Per Share Merger Consideration, to the extent vested and exercisable (the “Vested In-the-Money Options”), will be converted into the right to receive an amount in cash equal to the product obtained by multiplying (1) the difference between the Per Share Merger Consideration and the per share exercise price of such Vested In-the-Money Option, by (2) the number of vested shares of Transmeta common stock underlying such Vested In-the-Money Option, (ii) each unvested option to purchase shares of Transmeta common stock and each outstanding option to purchase shares of Transmeta common stock with a per share exercise price greater than or equal to the Per Share Merger Consideration, whether vested or unvested, will be automatically cancelled without any consideration payable in respect thereof, and (iii) each outstanding warrant to purchase shares of Transmeta common stock (the “Transmeta Warrants”) will be treated pursuant to the terms of such warrants, and the contractual obligations under such warrants will, by virtue of the Merger, be assumed by Merger Sub as the surviving company in the Merger.
     The Common Stock Merger Consideration equals $255.6 million plus the aggregate exercise price of the Vested In-the-Money Options less the sum of (i) the Per Preferred Share Merger Consideration payable with respect to shares of Transmeta Series B Preferred Stock outstanding immediately prior to the effective time of the merger and (ii) the maximum aggregate cash consideration payable with respect to Transmeta Warrants outstanding as of the effective time of the merger, determined pursuant to the terms of the Transmeta Warrants. The Common Stock Merger Consideration is subject to upward adjustment by the sum of, in each case determined as of the effective time of the Merger, (i) the amount of any accounts receivable of Transmeta, (ii) the amount of any security deposits for operating leases of the Transmeta, and (iii) the amount, if any, by which the amount of Transmeta’s unrestricted cash, cash equivalents and short-term investments exceeds $244 million. In addition, the Common Stock Merger Consideration is subject to downward adjustment by the sum of, in each case determined as of the effective time of the Merger and, with respect to each of the amounts unders clauses (i) through (viii) of this sentence, only to the extent unpaid as of the effective time of the merger, (i) the amount of indebtedness of Transmeta, (ii) the amount of any fees and expenses of any investment banker, broker, advisor or similar party, and any accountant, legal counsel or other person retained by the Transmeta in connection with the Merger, (iii) the amount of any bonus or gross-up payments to, or severances costs and expenses of, Transmeta employees, (iv) the amount of obligations of Transmeta under its operating leases, (v) the amount of premiums and other costs related to Transmeta’s current directors’ and officers’ liability insurance policy and a six year extended reporting period endorsement with respect to the that policy, (vi) the amount of any accounts payable, accrued compensation expense, income tax payable, accrued restructuring costs and other accrued liabilities and current and long-term payables of the Company, (vii) the amount, if any, by which (1) the aggregate elections made under the Transmeta Pre-Tax Flexible Benefits Plan exceeds (2) the aggregate amount contributed to the Transmeta Pre-Tax Flexible Benefits Plan through salary reductions, (viii) the amount of any payments made in respect of dissenting shares, and (ix) the amount, if any, by which the amount of Transmeta’s unrestricted cash, cash equivalents and short-term investments is less than $244 million.
     $11.6 million of the aggregate amount payable to Transmeta security holders in the Merger will be held in an escrow account and is to be released upon the closing of the Merger, all pursuant to the terms and conditions of the Escrow Agreement dated November 14, 2008 entered into among Transmeta, Novafora, Intellectual Venture Funding LLC and Silicon Valley Bank (the “Escrow Agreement”). The foregoing description of the Escrow Agreement is qualified in its entirety by reference to the full text of the Escrow Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

     The Merger Agreement has been unanimously approved by the Board of Directors of Transmeta.
     Consummation of the Merger is subject to customary closing conditions, including the approval of the Merger by the stockholders of Transmeta; the absence of certain governmental restraints; the accuracy in all material respects of the representations in the Merger Agreement, except as would not have a material adverse effect on Transmeta’s business or ability to consummate the Merger; and the performance in all material respects of the covenants under the Merger Agreement. The Merger is intended to be treated as a taxable purchase of securities of Transmeta under the Internal Revenue Code of 1986, as amended.
     Transmeta has agreed not to, directly or indirectly, (i) solicit, initiate, seek or knowingly encourage, knowingly facilitate or knowingly induce the making, submission or announcement of any proposal relating to any alternative business combination transaction; (ii) furnish or make available any non-public information regarding Transmeta to any person in connection with or in response to any proposal relating to any alternative business combination transaction; (iii) enter into, participate or engage in, or continue any discussions or negotiations with any person in connection with or in response to any proposal relating to any alternative business combination transaction; (iv) agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any proposal relating to any alternative business combination transaction or adopt a board resolution to do any of the foregoing; (v) enter into any letter of intent or similar document or agreement (binding or not binding) contemplating or otherwise relating to any proposal relating to any alternative business combination transaction; and (vi) grant any discretionary waiver or release under any effective standstill or similar agreement with respect to the Transmeta, or any class of equity securities of Transmeta.
     In addition, in connection with the proposed merger with Novafora, Transmeta has agreed to certain restrictions on the conduct of its business that require Transmeta to conduct its business in the ordinary course consistent with past practices, subject to specific limitations, including a restriction on Transmeta’s ability to enter into any future licensing transaction prior to closing of the Merger without Novafora’s consent.
     The Merger Agreement contains certain termination rights for both Novafora and Transmeta and provides that in certain specified circumstances, Transmeta must pay Novafora a termination fee of $5,000,000 (generally in the event the Board of Directors of Transmeta changes its recommendation that the stockholders of Transmeta vote in favor of the Merger, or elects to pursue a superior acquisition proposal from a third party).
     The description of the proposed Merger in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. The Merger Agreement is not intended to provide any other factual information about Transmeta. The Merger Agreement contains representations and warranties of Transmeta made to and solely for the benefit of Novafora and Merger Sub. The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure schedule that Transmeta has delivered to Novafora in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement.
     Concurrently with the execution of the Merger Agreement, Transmeta’s directors and executive officers and certain entities affiliated with them have entered into voting agreements with Novafora (the “Voting Agreements”) and have agreed, in their capacity as stockholders of Transmeta, to vote shares of Transmeta common stock held by them (which in the aggregate represent approximately 18% of the outstanding shares of Transmeta common stock as of the date hereof) in favor of the Merger and against any proposal made in opposition to the Merger. The foregoing description of the Voting Agreements is qualified in its entirety by reference to the full text of the Voting Agreements, the forms of which are filed as Exhibits 99.2, 99.3 and 99.4 to this Current Report on Form 8-K and are incorporated herein by reference.
     In connection with the execution of the Merger Agreement, Transmeta entered into an Amendment (the “Rights Agreement Amendment”) of the Rights Agreement dated January 15, 2002 between Transmeta and Mellon Investor Services LLC (the “Rights Agreement”), for the purpose of making the provisions of the Rights Agreement inapplicable to the execution of the Merger Agreement and the Voting Agreements; the announcement of the Merger Agreement, the

Voting Agreements and the Merger; and the consummation of the Merger. The foregoing description of the Rights Agreement Amendment is qualified in its entirety by reference to the full text of the Rights Agreement Amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Additional Information and Where to Find It
     In connection with the proposed Merger, Transmeta will be filing a proxy statement and other relevant documents concerning the Merger with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Transmeta intends to mail the proxy statement to its stockholders as soon as practicable. Investors and stockholders will be able to obtain a copy of the proxy statement and other documents filed by Transmeta with the SEC free of charge at the Web site maintained by the SEC at http://www.sec.gov. In addition, documents filed with the SEC by Transmeta are available free of charge by contacting Transmeta Investor Relations (Kristine Mozes, 781-652-8875).
     Transmeta, and its directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Transmeta in connection with the proposed merger and related items. Information regarding the directors and executive officers of Transmeta and their ownership of Transmeta stock is set forth in Transmeta’s proxy statement for Transmeta’s 2008 annual meeting of stockholders, which was filed with the SEC on August 25, 2008. Investors and stockholders may obtain additional information regarding the interests of those participants by reading the proxy statement relating to the proposed merger when it becomes available. Investors and stockholders can obtain a copy of that proxy statement free of charge at the Web site maintained by the SEC at http://www.sec.gov.
Item 3.03 Material Modification to Rights of Security Holders.
     The information concerning the Rights Agreement Amendment set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03 of this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit Title or Description
2.1	Agreement and Plan of Merger dated as of November 17, 2008, by and among Transmeta Corporation, Novafora, Inc. and Transformer Acquisition LLC.

4.1	Amendment to Rights Agreement dated as of November 17, 2008 by and between Transmeta Corporation and Mellon Investor Services LLC.

99.1	Escrow Agreement dated as of November 14, 2008 by and among Transmeta Corporation, Novafora, Inc., Intellectual Venture Funding LLC and Silicon Valley Bank.

99.2	Form of Voting Agreement dated as of November 17, 2008 by and between Novafora, Inc. and Bryant R. Riley.

99.3	Form of Voting Agreement dated as of November 17, 2008 by and between Novafora, Inc. and entities affiliated with Riley Investment Management LLC.

99.4	Form of Voting Agreement dated as of November 17, 2008 by and between Novafora, Inc. and each of R. Hugh Barnes, Lester M. Crudele, Robert V. Dickinson, Murray A. Goldman, J. Michael Gullard, Daniel Hillman, John O’Hara Horsley, Sujan Jain, Rick Timmins and entities affiliated with Institutional Venture Partners.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: November 20, 2008	By:	/s/ John O’Hara Horsley
John O’Hara Horsley,
Executive Vice President, General Counsel & Secretary

Exhibit Index

Exhibit
Number	Exhibit Title or Description
2.1	Agreement and Plan of Merger dated as of November 17, 2008, by and among Transmeta Corporation, Novafora, Inc. and Transformer Acquisition LLC.

4.1	Amendment to Rights Agreement dated as of November 17, 2008 by and between Transmeta Corporation and Mellon Investor Services LLC.

99.1	Escrow Agreement dated as of November 14, 2008 by and among Transmeta Corporation, Novafora, Inc., Intellectual Venture Funding LLC and Silicon Valley Bank.

99.2	Form of Voting Agreement dated as of November 17, 2008 by and between Novafora, Inc. and Bryant R. Riley.

99.3	Form of Voting Agreement dated as of November 17, 2008 by and between Novafora, Inc. and entities affiliated with Riley Investment Management LLC.

99.4	Form of Voting Agreement dated as of November 17, 2008 by and between Novafora, Inc. and each of R. Hugh Barnes, Lester M. Crudele, Robert V. Dickinson, Murray A. Goldman, J. Michael Gullard, Daniel Hillman, John O’Hara Horsley, Sujan Jain, Rick Timmins and entities affiliated with Institutional Venture Partners.